Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Landscape Acquisition Holdings Limited:

We consent to the use of our report dated June 12, 2020, with respect to the balance sheets of Landscape Acquisition Holdings Limited as of October 31, 2019 and 2018, the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Philadelphia, Pennsylvania

July 29, 2020